POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Paul Goldberg, Bruce M. Goldberg and Howard L. Flanders, each acting individually, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1. prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of All American Semiconductor, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2. seek or obtain, as the undersigned's representative, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information;

3. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file any such form and any amendments thereto with the United States Securities and Exchange Commission and any stock exchange, self regulatory organization or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole and absolute discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that:

     (a) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

     (b) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and contain such information and disclosure as such attorney-in-fact, in his sole and absolute discretion, deems necessary or desirable;
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     (c)  neither the Company nor any of the attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with any requirements of the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder, as amended from time to time (collectively, the "Exchange Act"),
(ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

     (d) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to all of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2 day of Oct., 2002.



                                       /s/ HOWARD PINSLEY
                                       -----------------------------------------
                                       Signature

                                       Howard Pinsley
                                       -----------------------------------------
                                       Print Name

STATE OF California       )
                          )     ss:
COUNTY OF Santa Clara     )

     The foregoing instrument was acknowledged before me this 2nd day of October, 2002, by Howard Pinsley, and who is personally known to me and he did take an oath.


                                       Sign Name:  /s/ JEANIE MCCUNE
                                                   -----------------------------
                                       Print Name: Jeanie McCune
                                                   -----------------------------
My Commission Expires:                 NOTARY PUBLIC
                                       Serial No. (none, if blank): 1322058
     September 24, 2005
                                       [NOTARIAL SEAL]